SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 24, 2001


                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)



              Delaware               0-25544                  77-0222872
 (State or other jurisdiction of    (Commission    (IRS Employer Identification
           incorporation)           File Number)                  Number)

                           336 Bollay Drive
                       Santa Barbara, California               93117
               (Address of principal executive offices)      (Zip Code)
--------------------------------------------------------------------------------


Registrant's telephone number,  including area code: (805) 685-9880


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events


On May 24, 2001, Miravant Medical Technologies and Pharmacia Corporation finalized funding arrangements that could provide Miravant up to $20.0 million in funding and are expected to be effective May 31, 2001. The $20.0 million funding consists of the following arrangements:

          * The purchase of Miravant's current clinical inventory of SnET2 active pharmaceutical ingredient, or SnET2, and certain future quantities of SnET2 to be produced by Miravant through March 2002 for approximately $5.0 million;

          * The purchase of Miravant's SnET2 manufacturing equipment for $863,000;

          * The assumption by Pharmacia of certain lease expenses in the amount of $950,000; and

          * An available line of credit of approximately $13.2 million, subject to certain contingencies as discussed below.

SnET2 is the PhotoPoint(TM) drug under investigation in the Phase III clinical trials for `wet' age-related macular degeneration, or wet AMD. The details of this funding are summarized below and can be further reviewed from the attached exhibits to this filing.

Manufacturing Facility Asset Purchase Agreement: Under this agreement, Miravant has agreed to sell its existing clinical inventory of SnET2 at cost to Pharmacia for $2.245 million. Pharmacia has committed to purchase up to an additional $2.8 million of SnET2 which will be manufactured by Miravant through March 2002. Additionally, Pharmacia has agreed to purchase all of the equipment necessary to produce SnET2. The manufacturing equipment is to be purchased for $863,000, its fair market value as appraised by an independent appraisal firm. On May 31, 2001, the purchase price for the existing SnET2 inventory and the manufacturing equipment, of $3.108 million, will be deposited into two separate escrow accounts, an inventory escrow account and an equipment escrow account. The future quantities of SnET2 produced and shipped through December 31, 2001, which is estimated at approximately $2.0 million, will be paid by Pharmacia directly into the inventory escrow account within thirty (30) days of receipt. The remaining quantities of SnET2 purchased by Pharmacia after December 31, 2001, which is expected to be approximately $800,000, is to be paid directly to Miravant within thirty (30) days of receipt. The inventory escrow account, which is estimated to be approximately $4.2 million by December 31, 2001, is to be released to Miravant in full on January 7, 2002. The equipment escrow account, containing up to $863,000, is expected to be released on June 5, 2002. The interest earned by these accounts will accrue to Miravant and will also be available upon the release of each escrow account. The escrow accounts will secure certain indemnification obligations with respect to the purchase of manufacturing equipment.


Amended and Restated Credit Agreement: Under this agreement, which amends and restates the existing $22.5 million Credit Agreement entered into with Pharmacia in February 1999, Pharmacia will provide up to $13.142 million in funding to Miravant beginning in January 2002. The loans available under the Amended and Restated Credit Agreement are subject to certain conditions and are allocated into two separate borrowing amounts. Up to $3.142 million will be available to Miravant beginning January 2, 2002. Up to an additional $10.0 million will be available to Miravant beginning July 1, 2002 only if one of the following criteria has been met: (i) Pharmacia has filed a New Drug Application with the U.S. Food and Drug Administration for the SnET2 PhotoPoint therapy for AMD; or
(ii) the SnET2 Phase III clinical trial data meet certain clinical statistical standards as defined by the clinical trial protocols. The Amended and Restated Credit Agreement will provide for borrowing requests to be made twice in a quarter with no more than $5.0 million in total available in each calendar quarter and any unused amounts will be available to be carried forward. The Amended and Restated Credit Agreement will accrue interest based on the prime rate and, under conditions similar to those in the original Credit Agreement, promissory notes may be issued for the interest due. The amounts available for borrowing under the Amended and Restated Credit Agreement will be available to Miravant until June 30, 2003. Miravant will be required to issue one warrant to purchase a share of Miravant Common Stock for every $62.50 in principal borrowed. The warrant price will be equal to 140% of the average closing price for the ten days prior to any borrowing request. Miravant will also be subject to certain affirmative and negative financial covenants.

Additionally, as part of the funding arrangement, Pharmacia will assume the lease obligations and related building property taxes through December 31, 2003 for the 7408 Hollister Avenue, Goleta CA facility, where Miravant currently manufactures SnET2. The total value of the rental and property tax payments due through December 31, 2003 is approximately $950,000. Additionally, under an operating site license provided by Pharmacia to Miravant, Miravant will be allowed access to and use of the manufacturing facility and equipment purchased by Pharmacia.

Under the provisions of these agreements, the amounts and availability of the funding are summarized below:

                                                                         Approximate
      Description                                    Amounts            Availability Date
      -----------                                    -------            ------------------

      Purchase of SnET2
      (existing and produced and
      delivered through 12/31/01)                    $  4,245,000       01/07/02

      Purchase of SnET2
      (produced and delivered
      subsequent to 12/31/01)                        $    800,000       As produced and delivered

      SnET2 manufacturing equipment                  $    863,000       06/05/02

      Assumption of lease and property taxes
      of the manufacturing facility                  $    950,000       Amount to be paid ratably over
                                                                        31 months through 12/31/03

      Line of Credit - part I                        $  3,142,000       Available beginning 01/02/02*
      Line of Credit - part II                       $ 10,000,000       After NDA filing for AMD; or
                                                      -----------       Achievement of certain clinical
                                                                        statistical standards*

      Total                                          $20,000,000
                                                     ===========

   * Total amount available per quarter is subject to certain restrictions as contained within the Amended and Restated Credit Agreement.





Item 7. Exhibits



Exhibit
Number                                      Exhibit

10.1 Amended and Restated Credit Agreement dated May 24, 2001 between the Registrant and Pharmacia Treasury Services AB.**

10.2 Manufacturing Facility Asset Purchase Agreement dated May 24, 2001 between the Registrant and Pharmacia & Upjohn Company.

10.3 Site Access License Agreement dated May 31, 2001 between the Registrant and Pharmacia & Upjohn Company.

10.4 APA Escrow Agreement dated May 31, 2001 between the Registrant and Pharmacia & Upjohn Company.

10.5 API Escrow Agreement dated May 24, 2001 between the Registrant and Pharmacia & Upjohn Company.

4.1 Amendment No. 1 Miravant Medical Technologies Preferred Stock Rights Agreement.

** Confidential Treatment has been requested for certain portions of this exhibit.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          MIRAVANT MEDICAL TECHNOLOGIES


                                             By:     /s/ John M. Philpott
                                             -----------------------------------
                                                         John M. Philpott
                                                         Chief Financial Officer

Date:    May 24, 2001

                                INDEX TO EXHIBITS



Exhibit
Number                                      Exhibit

10.1 Amended and Restated Credit Agreement dated May 24, 2001 between the Registrant and Pharmacia Treasury Services AB.**

10.2 Manufacturing Facility Asset Purchase Agreement dated May 24, 2001 between the Registrant and Pharmacia & Upjohn Company.

10.3 Site Access License Agreement dated May 31, 2001 between the Registrant and Pharmacia & Upjohn Company.

10.4 APA Escrow Agreement dated May 31, 2001 between the Registrant and Pharmacia & Upjohn Company.

10.5 API Escrow Agreement dated May 24, 2001 between the Registrant and Pharmacia & Upjohn Company.

4.1 Amendment No. 1 Miravant Medical Technologies Preferred Stock Rights Agreement.

** Confidential Treatment has been requested for certain portions of this exhibit.